EXHIBIT 99.1

Northstar Neuroscience Receives FDA Approval for a Clinical Study of its Cortical Stimulation System for the Treatment of Major Depressive Disorder

Second clinical study to begin enrollment in Q4

Seattle— October 14, 2008— Northstar Neuroscience, Inc. (NASDAQ: NSTR) today announced that the U.S. Food and Drug Administration (FDA) has granted conditional approval of a second clinical study of its Renova™ Cortical Stimulation System for the treatment of major depressive disorder (MDD). With this approval, the Company expects to begin enrolling patients into its PROSPECT II study this quarter, with preliminary results anticipated during the second half of 2009.

The PROSPECT II study is a prospective, double-blinded, sham-controlled study designed to build on the positive safety profile and promising efficacy observed in the PROSPECT I feasibility trial. The trial will be conducted at up to six investigational sites and will include up to 24 subjects.

“Major depressive disorder affects millions of people who are not adequately treated today and who suffer greatly. Targeted stimulation of the cerebral cortex has shown promise in relieving depressive symptoms where drugs and other therapies have not been effective,” said John Bowers, President and CEO of Northstar Neuroscience. “This is an important milestone for our depression program, and we are excited to move forward with our clinical collaborators to begin study enrollment.”

“Cortical stimulation represents a new approach to treat depression,” added Dr. Brian Kopell, Northstar’s VP of Medical Affairs. “Increasing evidence points to disordered neural networks in the brain as an underlying cause of depressive symptoms. We believe that we can influence these networks with electrical stimulation without placing electrodes deep within brain tissue. This technology has the potential to offer an alternative treatment to many desperate individuals who currently have exhausted conventional options for the treatment of major depressive disorder.”

ABOUT MAJOR DEPRESSIVE DISORDER

Among all medical illnesses, major depression is the leading cause of disability in the U.S. More than 21 million Americans suffer from some kind of mood disorder, nearly 15 million of whom suffer from major depressive disorder. Major depressive disorder is a devastating illness that causes significant changes to a person’s thoughts, behavior, mood, activity and physical health. MDD takes a toll on millions of families and ranks among the top three workplace issues, following only family crisis and stress.

ABOUT CORTICAL STIMULATON

Cortical stimulation involves a neurosurgical procedure to place an electrode over the outermost layer of the brain, called the cerebral cortex. The electrode is then connected via a lead wire to a neurostimulator in the patient’s chest. The pacemaker-sized neurostimulator and lead wire are implanted under the skin and are capable of continuously delivering electrical stimulation to the brain.

ABOUT NORTHSTAR NEUROSCIENCE

Northstar Neuroscience, Inc. is a medical device company focused on developing and commercializing innovative neuromodulation therapies to restore function and quality of life for people suffering from neurological diseases and disorders. For more information, visit www.northstarneuro.com.

CAUTION: Investigational Device. Limited by Federal Law (U.S.) to investigational use.

This release contains information about management’s view of our future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with our ability to complete our ongoing or any future clinical trials, or decisions whether to conduct additional clinical trials, delays in conducting or completing any of our clinical trials, the results of any of our clinical trials, including the results of our PROSPECT I and PROSPECT II clinical trials, and results from our current or previous trials may not be indicative of success in any later clinical trials. We encourage you to review other factors that may affect our future results in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2008 and in other documents and reports we file periodically with the Securities and Exchange Commission.

CONTACT:

Investors:

Northstar Neuroscience, Inc.

Ray Calvert, 206-902-1930

Vice President, Finance/CFO

ir@northstarneuro.com

or

Westwicke Partners

Mark Klausner, 410-321-9651

mark.klausner@westwickepartners.com

or

Media:

Schwartz Communications

Helen Shik, 781-684-0770

northstar@schwartz-pr.com

SOURCE: Northstar Neuroscience